CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Interlogix, Inc. (f/k/a ITI Technologies, Inc.) ("the Company") of our reports dated March 17, 2000 relating to the financial statements and financial statement schedule, which appear in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

                                   /s/ PricewaterhouseCoopers LLP



PricewaterhouseCoopers LLP
December 20, 2000